ACCEL ENTERTAINMENT, INC.
LONG TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the Accel Entertainment, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), Accel Entertainment, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the option (this “Option”) to purchase the number of shares of Stock set forth below in this Stock Option Grant Notice (this “Grant Notice”). The award of the Option (this “Award”) is subject to the terms and conditions set forth herein, in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan attached hereto as Exhibit B, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:
Type of Option:		[Nonstatutory][ Incentive] Stock Option
Date of Grant:			(“Date of Grant”)
Number of Shares:
Exercise Price per Share:	$
Expiration Date:
Vesting Commencement Date:			(“Vesting Commencement Date”)
Vesting Schedule:
Subject to the terms and conditions of the Agreement, the Plan and the other terms and conditions set forth herein, the Option shall vest according to the following schedule: [_____]
[except as provided below,] so long as you remain continuously employed or engaged by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date.

Qualifying Termination Vesting Schedule
[In the event of your Qualifying Termination within 12 months following a Change in Control, the Option will vest in full. In the event that the successor company or a parent or subsidiary thereof does not assume the awards upon a Change in Control, the Option will vest in full upon the Change in Control.]

[“Qualifying Termination” means the termination of the Participant’s employment or service by the Company without Cause or by the Participant for Good Reason.]
“Cause” means (i) if the Participant is a party to an employment or service agreement with the Company and such agreement includes a definition of “cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause” or a similar term, (a) the Participant’s material breach of this Agreement or any other written agreement between the Participant and the Company or an Affiliate or the Participant’s breach of any policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (b) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (c) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (d) the Participant’s willful failure or refusal, other than due to disability, to perform the Participant’s obligations pursuant to this Agreement or any employment agreement with the Company or an Affiliate, as applicable, or to follow any lawful directive from the Company or any Affiliate, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (d) are of such a nature that the Company determines they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company has provided the Participant written notice of the obligation to cure such actions or omissions.
[“Good Reason” means the Participant’s resignation within 90 days after any of the following events, unless the Participant consents to the applicable event: (i) a material decrease in the Participant’s base salary, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company; (ii) a material decrease in (a) the Participant’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the Participant’s then-current title or position; (iii) a relocation of the Participant’s principal work location to a location more than 50 miles from the Participant’s then-current principal location of employment; or (iv) a material breach by the Company or any Affiliate of this Agreement or any material agreement between the Participant, the Company or any Affiliate. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason will not be effective unless and until the Participant has: (x) provided the Company or any Affiliate, within 60 days of the Participant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such Good Reason event; and (y) provided the Company or any of its subsidiaries with an opportunity to cure the same within 30 days after the receipt of such notice.]
By signing below, you agree to be bound by the terms and conditions of the Agreement, the Plan and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

ACCEL ENTERTAINMENT, INC.

By:
Title:
Name:

EXHIBIT A

STOCK OPTION AGREEMENT
This Stock Option Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Accel Entertainment, Inc., a Delaware corporation (the “Company”), and [_____] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.    Award. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant this Option to purchase the number of shares of Stock set forth in the Grant Notice (the “Option Shares”), at the Exercise Price set forth in the Grant Notice on the terms and conditions set forth in such notice, this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.    Exercise.
(a)    Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall become exercisable in accordance with the vesting schedule and other terms set forth in the Grant Notice, provided that the Participant remains continuously employed or engaged by the Company through each such vesting date. The Option shall terminate on the Expiration Date stated in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.
(b)    The Participant may exercise the Option, to the extent then exercisable, by delivering a written or electronic notice to the Company in a form satisfactory to the Committee specifying the number of Option Shares with respect to which the Option is being exercised and payment to the Company of the aggregate Exercise Price in accordance with Section 2(c).
(c)    At the time the Participant exercises the Option, the Participant shall pay to the Company the Exercise Price of the Option Shares as to which the Option is being exercised. Payment of the Exercise Price may be made (i) in cash or its equivalent, (ii) by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value as of the date of exercise equal to the total Exercise Price, or (iii) by cashless exercise as set forth in Section 6(b) of the Plan, pursuant to which the Company will issue to the Participant a number of shares of Stock as to which the Option is exercised, less a number of shares with an aggregate Fair Market Value as of the date of exercise equal to the total Exercise Price.
3.    Effect of Termination of Service on Exercisability. The Option shall terminate and be forfeited upon the Participant’s termination of employment or engagement and may be exercised only while you continue to perform services, except as follows or as set forth in Section 7 or Section 8:
(a)    Termination on Account of Disability. If the Participant’s service with the Company or any Subsidiary terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the Participant’s death) at any time during the period ending on the earlier to occur of (i) the date that is one (1) year following such termination, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date the Participant’s service so terminates.
(b)    Termination on Account of Death. If the Participant ceases to perform services for the Company or any Subsidiary due to the Participant’s death, the Participant’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the Participant’s death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is one (1) year following the Participant’s death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of the Participant’s death.
(c)    Termination by Company for Cause. In the event of the Participant’s termination by the Company for Cause, or if the Company could have terminated the Participant for Cause at the time of the Participant’s termination, this Option will terminate and cease to be exercisable upon Participant’s termination of service for Cause, and no portion of the Option (whether vested or unvested) may be exercised.

(d)    Other Termination. In the event of any other termination of the Participant’s service for any reason other than on account of Disability, Death or Cause, this Option may be exercised by the Participant at any time during the period ending on the earlier to occur of (i) the date that is three (3) months following the date of the Participant’s termination of service, or (ii) the Expiration Date, or by the Participant estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of one (1) year following the Participant’s death if the Participant dies during such three-month period, but in each such case only to the extent this Option was exercisable for Vested Shares as of the date of the Participant’s termination of service.
4.    Tax Withholding. To the extent that the receipt or exercise of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents or, if permitted by the Committee in its sole discretion, Stock, other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, up to the maximum number of shares of Stock that may be so withheld (or surrendered) shall be determined by the Committee and subject to any applicable Company policy that may be in effect from time to time, without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt or exercise of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives for tax advice or an assessment of such tax consequences.
5.    Non-Transferability. The Option, and any rights or interests therein, will be transferable by the Participant only to the extent approved by the Committee in conformance with Section 7(a) of the Plan.
6.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of shares of Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued, (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act or (c) the Company has attained from any regulatory body having jurisdiction the requisite authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance.
7.    Extension if Exercise Prevented by Law. Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 6, the Option will remain exercisable until 30 days after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Participant acknowledges and agrees that the Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.
8.    Extension if the Participant is Subject to Section 16(b). Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares of Stock acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option will remain exercisable until the earliest to occur of (a) the tenth day following the date on which a sale of such shares of Stock by the Participant would no longer be subject to such suit, (b) the 190th day after the Participant’s termination of employment or engagement with the Company or any Subsidiary or (c) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Participant acknowledges and agrees that the Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.

9.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
10.    Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.
11.    No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.
12.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
13.    Entire Agreement; Amendment. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.
14.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
15.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
16.    Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued in respect of the Option awarded hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
17.    Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect
18.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option granted pursuant to this Agreement is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Option provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.
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